Exhibit (e)(3)(ii)

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 1 dated as of February 1, 2021 (“Amendment No. 1”), to the Distribution Agreement, dated as of July 16, 2020 (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class IA shares.

The Trust and the Distributor agree to modify and amend the Agreement. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Change. Effective February 1, 2021, the name of EQ/BlackRock Basic Value Equity Portfolio is changed to EQ/Value Equity Portfolio.

2.	New Portfolios.

a.	Effective April 12, 2021, the following Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Core Plus Bond Portfolio

b.	Effective April 30, 2021, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

3.	Duration of Agreement for New Portfolios.

a.

With respect to the New Portfolios, the Agreement will continue in effect for one year after the applicable date specified in section 2 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue in effect annually after the applicable date specified in section 2 above only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Equitable Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Distribution Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 13 of the

Agreement, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 13 of the Agreement.

4.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

EQ ADVISORS TRUST	EQUITABLE DISTRIBUTORS, LLC

By: /s/ Michal Levy	By: /s/ Nicholas Lane
Name: Michal Levy	Name: Nicholas Lane
Title: Vice President	Title: Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

CLASS IA SHARES

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Socially Responsible Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Equity 500 Index Portfolio

EQ/Franklin Balanced Managed Volatility Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio (formerly, EQ/BlackRock Basic Value Equity Portfolio)***

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

EQ/Core Plus Bond Portfolio*

EQ/Aggressive Allocation Portfolio**

EQ/Conservative Allocation Portfolio**

EQ/Conservative-Plus Allocation Portfolio**

EQ/Moderate Allocation Portfolio**

EQ/Moderate-Plus Allocation Portfolio**

*	Effective April 12, 2021, this Portfolio is added to the Agreement.
**	Effective April 30, 2021, this Portfolio is added to the Agreement.
***	Effective February 1, 2021, the name of EQ/BlackRock Basic Value Equity Portfolio is changed to EQ/Value Equity Portfolio.